POWER OF ATTORNEY

The undersigned Board member of the Funds listed on Attachment A hereby constitutes and appoints James Bitetto, Sonalee Cross, Deirdre Cunnane, Sarah S. Kelleher, Bennett A. MacDougall, Jeff S. Prusnofsky, Peter Sullivan and Natalya Zelensky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the person whose signature appears below previously executed.  This Power of Attorney shall not be revoked by any subsequent power of attorney that the person whose signature appears below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/ Andrew J. Donohue_______________ Andrew J. Donohue Board Member	July 24, 2019

STATE OF NEW YORK ) ) ss COUNTY OF NEW YORK )

On July 24, 2019 before me, the undersigned, personally appeared the above-named individuals, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.
/s/ Loretta Johnston Notary Public

ATTACHMENT A

BNY Mellon Investment Grade Funds, Inc.
BNY Mellon Inflation Adjusted Securities Fund
BNY Mellon Short Term Income Fund
BNY Mellon Investment Portfolios
Core Value Portfolio
MidCap Stock Portfolio
Small Cap Stock Index Portfolio
Technology Growth Portfolio
BNY Mellon Large Cap Securities Fund, Inc.
BNY Mellon Opportunity Funds
BNY Mellon Japan Womenomics Fund
BNY Mellon Natural Resources Fund
BNY Mellon Strategic Beta Emerging Markets Equity Fund
BNY Mellon Short-Intermediate Municipal Bond Fund
BNY Mellon Sustainable U.S. Equity Fund, Inc.
BNY Mellon Sustainable U.S. Equity Portfolio, Inc.
BNY Mellon Ultra Short Income Fund
CitizensSelect Funds
Dreyfus Prime Money Market Fund
Dreyfus Institutional Preferred Treasury Securities Money Market Fund
Dreyfus AMT-Free Municipal Cash Management Plus
Dreyfus AMT- Free New York Municipal Cash Management
Dreyfus Cash Management
Dreyfus Government Cash Management Funds
Dreyfus Government Cash Management
Dreyfus Government Securities Cash Management
Dreyfus Institutional Liquidity Funds
Dreyfus Treasury and Agency Liquidity Money Market Fund
Dreyfus Institutional Preferred Money Market Funds
Dreyfus Institutional Preferred Money Market Fund
Dreyfus Institutional Preferred Government Plus Money Market Fund
Dreyfus Institutional Reserves Funds
Dreyfus Institutional Treasury Obligations Cash Advantage Fund
Dreyfus Institutional Treasury Securities Cash Advantage Fund
Dreyfus Institutional Preferred Government Money Market Fund
Dreyfus Liquid Assets, Inc.
Dreyfus Tax Exempt Cash Management Funds
Dreyfus AMT-Free Tax Exempt Cash Management
Dreyfus Treasury Obligations Cash Management
Dreyfus Treasury Securities Cash Management